FALL 2014 FINAL LEASING RESULTS

		Opening Occupancy		Year Over Year Change In
	Design Beds	2014	2013	Occupancy	Rate	Total Revenue

Same-Communities - by Tier
Prior Year Occupancy Below 90% (Tier 1)	3,597	91.8%	81.7%	10.1%	(0.4)%	9.7%
Prior Year Occupancy 90% to 94.9% (Tier 2)	5,992	95.5%	92.3%	3.2%	1.3%	4.5%
Prior Year Occupancy 95% to 97.9% (Tier 3)	5,514	95.6%	96.4%	(0.8)%	2.6%	1.8%
Prior Year Occupancy 98% and Above (Tier 4)	8,356	99.3%	99.9%	(0.6)%	3.1%	2.5%
Total Same-Communities (1)	23,459	96.3%	94.3%	2.0%	2.0%	4.0%
Total New-Communities (1)	5,405	96.1%
Total Communities	28,864	96.3%

(1) The same-community designation for leasing purposes is different than for financial statement purposes. A community is considered same-community for leasing when the Company has managed the leasing process for at least two leasing cycles, including the Fall 2014 lease cycle. In addition to communities for which the Company has managed the leasing process for less than two cycles, new-communities include all 2014 development deliveries that are more than 50% owned.